Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2015, relating to the combined financial statements and financial statement schedule of SeaSpine Holdings Corporation for the year ended December 31, 2014, which appears in Amendment No. 3 of its Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

June 29, 2015